SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 14, 1998


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



            000-22609                                     84-1339282
           ----------------------------------------------------------
           (Commission File Number) (IRS Employer Identification No.)



       1000 QWEST TOWER, 555 SEVENTEENTH STREET, DENVER, COLORADO     80202
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               (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code: 303-291-1400
                                                           -------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.

         On April 15, 1998, the Registrant announced the completion of the acquisition of EUnet International Limited, a company organized under the laws of England ("EUnet"), effective April 14, 1998. Pursuant to the terms of the Transaction Agreement dated March 26, 1998 and certain documents related thereto, the Registrant acquired all of the preference shares, "A" ordinary shares and options of EUnet and more than 97% of the ordinary shares of EUnet. The Registrant will acquire the remaining ordinary shares of EUnet by means of a compulsory purchase under applicable law.

         Within three weeks of April 14, 1998, certain EUnet stockholders and optionholders will receive 3,621,590 shares of newly issued shares of Common Stock, par value $.01 per share, of the Registrant ("Qwest Common Stock"), having a deemed value of approximately $135.5 million (based upon a deemed value of approximately $37.42 per share), and approximately $4.5 million in cash. In addition, in connection with the registration of the resale of the shares of Qwest Common Stock issued in the transaction under the Securities Act of 1933, as amended (the "Securities Act"), as described below, EUnet stockholders will receive at the Registrant's option, either (i) approximately $14.4 million in cash (plus interest to the date of payment) or (ii) additional newly issued shares of Qwest Common Stock having the value of such cash payment, based upon an average of the Qwest Common Stock closing prices for 15 consecutive trading days commencing 20 trading days before the effective date of registration. The shares of Qwest Common Stock will be issued to EUnet stockholders and optionholders in a private placement exempt from registration under the Securities Act. The Registrant has agreed to use its best efforts to file with the Securities and Exchange Commission one or more registration statements to register the resale of the shares of Qwest Common Stock under the Securities Act not later than the earlier of (i) three weeks after the closing of the previously announced merger of a subsidiary of the Registrant and LCI International, Inc. or (ii) September 30, 1998 (or, under certain circumstances, a later date, but no later than October 31, 1998).

         The press release dated April 15, 1998 of the Registrant and EUnet announcing the consummation of the transaction is filed with the Securities and Exchange Commission as Exhibit 99.1 to this Current Report on Form 8-K.

             The Registrant cautions that the press release contains forward-looking statements that may include, among others, statements concerning the Registrant's plans to complete an approximately 16,250 route mile coast-to-coast, technologically advanced, fiber optic telecommunications network (the "Qwest Network"), expectations as to funding its capital requirements, anticipated expansion of carrier and commercial services and other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. The Registrant cautions that these forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that could prevent the Registrant from achieving its stated goals include, but are not limited to:


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(i) failure by the Registrant to manage  effectively,  cost efficiently and on a timely basis the construction of the Qwest Network route segments; (ii) failure by the Registrant to enter into additional customer contracts to sell dark fiber or provide high-volume capacity and otherwise expand its telecommunications customer base; (iii) failure by the Registrant to obtain and maintain all necessary rights-of-way; (iv) intense competition in the Registrant's carrier services and commercial services markets; (v) the potential for rapid and
significant   changes  in  technology  and  their  effect  on  the  Registrant's operations; (vi) operating and financial risks related to managing rapid growth and integrating acquired businesses; (vii) adverse changes in the regulatory environment; (viii) failure by the Registrant to consummate the previously announced merger with LCI International Inc. timely or at all; and (ix) risks of being highly leveraged and sustaining operating cash deficits.



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ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS




              Exhibit 99.1      Press release of the Registrant  dated April 15,
                                1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  April 16, 1998             By: /s/ ROBERT S. WOODRUFF
                                     ---------------------------------
                                          Robert S. Woodruff
                                          Executive Vice President - Finance,
                                          Chief Financial Officer and
                                          Treasurer



                                       S-1

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                                  EXHIBIT INDEX




        Exhibit 99.1       Press release of the Registrant dated April 15, 1998.





                                       A-1